News Release

FOR IMMEDIATE RELEASE

CENTRUE NAMES J. CHRIS JONES

CHIEF LENDING OFFICER

ST. LOUIS, MO, January 19, 2012 – Kurt R. Stevenson, President & CEO of Centrue Bank, a wholly owned subsidiary of Centrue Financial Corporation (OTCQB: TRUE.PK), recently announced the appointment of James “Chris” Jones to the position of Executive Vice President/Chief Lending Officer. In his new role, Mr. Jones will manage the Bank’s commercial loan portfolio and oversee the commercial sales efforts across the entire Centrue footprint encompassing two dozen offices.

“Chris is a very seasoned and extremely well-respected lender,” remarked Mr. Stevenson. “I consider Centrue Bank to be a stronger organization because of the leadership, guidance and mentoring Chris is able to provide our commercial team. He has extensive and well-rounded experience and brings a level of sophistication to the credit and lending process that is critical in today’s business environment. I am very confident that Chris will be a great addition to our senior team and be the catalyst for new business growth.”

With a long career focused in credit, commercial lending and management responsibilities, Jones spent over 32 years with Bank of America Corporation and was a Senior Vice President and Senior Credit Executive when he retired in 2008. Jones was also the Senior Product Risk Executive for Farm & Ranch Lending at that company. Most recently, he worked for both Champion Bank and BankLiberty in St. Louis where he focused primarily on loan workouts.

“I am thrilled to move into this role,” commented Jones on the announcement. “Centrue has made building and retaining a strong commercial team a top priority. I think that is evident when I look around my own branch, as I have the pleasure of working with quality lenders such as Scott Dallman, Rick Towers and Abel Anderson. I am eager to build relationships with the other lenders throughout the Centrue footprint and identify ways to continuously improve upon our ability to meet the needs of commercial clients.”

A resident of Creve Coeur, Missouri, Jones holds a BBA in Finance from Texas Tech University and is a graduate of Southwestern Graduate School of Banking at Southern Methodist University.

He will be housed out of Centrue Bank’s Clayton, Missouri branch on Bonhomme Avenue.

About the Company

Centrue Bank is a wholly owned subsidiary of Centrue Financial Corporation. Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as “believe,” “expect,” “intend,” “anticipate,” “estimate,” or “project” or similar expressions. The Company’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company’s market areas; the Company’s implementation of new technologies; the Company’s ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:	Kurt R. Stevenson President & CEO Centrue Bank kurt.stevenson@centrue.com

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